Exhibit 99.1

Mistras Group Delivers Solid Third Quarter Results

Revenue Increased by 28%, including 10% organic growth in the Services segment.

PRINCETON JUNCTION, N.J., April 8, 2013 (GLOBE NEWSWIRE) — Mistras Group, Inc. (NYSE:MG), a leading “one source” global provider of technology-enabled asset protection solutions, today reported financial results for its fiscal third quarter ending February 28, 2013. Revenue for the third quarter was $133.7 million and net income was $2.8 million, or $0.09 per diluted share. Revenue for the nine months ended February 28, 2013 was $384.8 million and net income was $16.2 million, or $0.56 per diluted share.

Summary financial highlights for the Fiscal 2013 third quarter and nine month period:

•

Revenue growth of 28% in the quarter was led by acquisition growth of 23% and organic growth of 6%. Revenue in the first nine months grew by 24% led by acquisition growth of 20% and organic growth of 5%.

•	The Services segment delivered 10% organic growth in the quarter, while International segment revenues more than doubled.

•

Adjusted Diluted Earnings Per Share* was $0.07 and $0.54 in the third quarter and nine month period, respectively. Adjusted Diluted Earnings Per Share excludes a $0.02 benefit in both the quarter and the nine month period resulting from the reversal of certain acquisition-related contingent liabilities.

•	Adjusted EBITDA* was $12.5 million in the third quarter and $51.8 million in the nine month period.

•	During the first nine months of fiscal 2013, Net Cash Provided by Operating Activities was $27.5 million, an increase of 31%.

•	Third quarter results include approximately $1.1 million in higher employee medical claims, an increase of 41% over the prior year.

Chairman and Chief Executive Officer, Dr. Sotirios J. Vahaviolos stated: “The Company’s revenue growth momentum continued in the third quarter and the organic growth rate of our Services segment was a big factor in that momentum. In a traditionally soft third quarter, our International segment continued to improve, however, our results were impacted by project mix in our Services segment and lower product sales in our Products and Systems segment.”

Dr. Vahaviolos continued, “I am very pleased with the tempo of our business in the third quarter and also with the broad-based opportunities we see developing for our business over the next year and beyond.”

Outlook and Guidance for Fiscal 2013

The Company’s outlook is for continued double digit growth in revenue and Adjusted EBITDA*. The Company is confident in its long-term prospects, but in light of the current business and economic environment, the Company now estimates its fiscal 2013 Adjusted EBITDA* to be in the range of $75 million to $80 million, and revenues to be in the high end of its previous guidance of $525 million to $535 million.

Earnings Conference Call

In connection with this earnings release, Mistras will hold its quarterly conference call on Tuesday, April 9th at 9:00 a.m. (Eastern). The call will be broadcast over the Web and can be accessed on Mistras’ Website, www.mistrasgroup.com. Individuals in the U.S. wishing to participate in the conference call by phone may call 1-800-299-9630 and use confirmation code 54831776 when prompted. The International dial-in number is 1-617-786-2904.

About Mistras Group, Inc.

Mistras offers one of the broadest “one source” services and technology-enabled asset protection solution portfolios in the industry used to evaluate the structural integrity of energy, industrial and public infrastructure. Mission critical services and solutions are delivered globally and provide customers with the ability to extend the useful life of their assets, improve productivity and profitability, comply with government safety and environmental regulations and enhance risk management operational decisions.

Mistras uniquely combines its industry leading products and technologies - 24/7 on-line monitoring of critical assets; mechanical integrity (“MI”) and non-destructive testing (“NDT”) services; and its proprietary world class data warehousing and analysis software - to provide comprehensive and competitive products, systems and services solutions from a single source provider.

For more information, please visit the company’s website at www.mistrasgroup.com or contact Frank Joyce, Chief Financial Officer at 609-716-4103.

Forward-Looking and Cautionary Statements

Certain statements made in this press release are “forward-looking statements” about Mistras’ financial results and estimates, products and services, business model, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as “future,” “possible,” “potential,” “targeted,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “will,” “may,” “should,” “could,” “would” and other similar words and phrases. Such statements are not guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these and other risks and uncertainties can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for fiscal year 2012 filed with the Securities and Exchange Commission on August 14, 2012, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and Mistras undertakes no obligation to update such statements as a result of new information, future events or otherwise.

*	Use of Non-GAAP Measures

The terms “Adjusted EBITDA” and “Adjusted Diluted Earnings Per Share” used in this release are financial measurements not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Reconciliations of Adjusted EBITDA and Adjusted Diluted Earnings Per Share to financial measurements under GAAP are set forth in a table attached to this press release. In addition, the Company has also included in the tables for non-GAAP measurements the non-GAAP measurement “Adjusted Net Income” reconciling this measurement to a financial measurement under GAAP. The Company believes that investors and other users of the financial statements benefit from the presentation of Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings Per Share because they provide additional metrics to compare the Company’s operating performance on a consistent basis and measure underlying trends and results of the Company’s business.

Mistras Group, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share data)

	February 28, 2013	May 31, 2012
ASSETS
Current Assets
Cash and cash equivalents	$8,903	$8,410
Accounts receivable, net	108,686	104,515
Inventories, net	12,126	12,492
Deferred income taxes	1,891	1,885
Prepaid expenses and other current assets	12,763	6,321

Total current assets	144,369	133,623
Property, plant and equipment, net	69,846	63,527
Intangible assets, net	56,428	34,469
Goodwill	125,532	96,819
Other assets	739	1,378

Total assets	$396,914	$329,816

LIABILITIES, PREFERRED STOCK AND EQUITY
Current Liabilities
Current portion of long-term debt	$7,730	$5,971
Current portion of capital lease obligations	6,714	5,951
Accounts payable	8,298	11,944
Accrued expenses and other current liabilities	43,411	39,334
Income taxes payable	1,997	1,119

Total current liabilities	68,150	64,319
Long-term debt, net of current portion	65,210	34,258
Obligations under capital leases, net of current portion	11,859	13,094
Deferred income taxes	14,582	4,901
Other long-term liabilities	21,447	19,996

Total liabilities	181,248	136,568

Commitments and contingencies
Preferred stock, 10,000,000 shares authorized	—	—
Equity
Common stock, $0.01 par value, 200,000,000 shares authorized, 28,194,980 and 28,025,507 shares issued and outstanding as of February 28, 2013 and May 31, 2012, respectively	282	280
Additional paid-in capital	193,512	188,443
Retained earnings	23,531	7,336
Accumulated other comprehensive loss	(1,928)	(3,047)

Total Mistras Group, Inc. stockholders’ equity	215,397	193,012
Noncontrolling interest	269	236

Total equity	215,666	193,248

Total liabilities, preferred stock and equity	$396,914	$329,816

Mistras Group, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended		Nine months ended
	February 28, 2013	February 29, 2012	February 28, 2013	February 29, 2012
Revenues:
Services	$124,510	$94,253	$351,466	$281,097
Products	9,151	9,865	33,311	28,688

Total revenues	133,661	104,118	384,777	309,785

Cost of revenues:
Cost of services	91,209	66,336	248,769	194,270
Cost of products sold	3,527	4,238	13,022	12,094
Depreciation related to services	4,465	3,760	12,565	10,639
Depreciation related to products	254	200	593	563

Total cost of revenues	99,455	74,534	274,949	217,566

Gross profit	34,206	29,584	109,828	92,219
Selling, general and administrative expenses	27,209	20,806	74,063	59,565
Research and engineering	754	578	1,801	1,769
Depreciation and amortization	2,473	1,805	6,535	4,787
Acquisition-related expense, net	(1,212)	973	(1,006)	1,009

Income from operations	4,982	5,422	28,435	25,089
Other expenses
Interest expense	882	690	2,458	2,121
Loss on extinguishment of long-term debt	—	113	—	113

Income before provision for income taxes	4,100	4,619	25,977	22,855
Provision for income taxes	1,349	1,548	9,749	8,672

Net income	2,751	3,071	16,228	14,183
Net (income) loss attributable to noncontrolling interests, net of taxes	—	(34)	(33)	38

Net income attributable to Mistras Group, Inc.	$2,751	$3,037	$16,195	$14,221

Earnings per common share:
Basic	$0.10	$0.11	$0.58	$0.51
Diluted	$0.09	$0.11	$0.56	$0.50
Weighted average common shares outstanding:
Basic	28,175	27,921	28,121	27,794
Diluted	29,101	28,829	29,078	28,563

Mistras Group, Inc. and Subsidiaries

Unaudited Operating Data by Segment

(in thousands)

	Three months ended		Nine months ended
	February 28, 2013	February 29, 2012	February 28, 2013	February 29, 2012
Revenues
Services	$90,537	$80,895	$278,147	$253,493
International	37,516	17,164	88,722	38,794
Products and Systems	7,645	9,824	25,618	26,429
Corporate and eliminations	(2,037)	(3,765)	(7,710)	(8,931)

	$133,661	$104,118	$384,777	$309,785

	Three months ended		Nine months ended
	February 28, 2013	February 29, 2012	February 28, 2013	February 29, 2012
Gross profit
Services	$20,496	$20,640	$72,128	$68,001
International	9,851	4,586	24,231	12,263
Products and System	3,790	4,938	13,010	12,952
Corporate and eliminations	69	(580)	459	(997)

	$34,206	$29,584	$109,828	$92,219

Mistras Group, Inc. and Subsidiaries

Unaudited Reconciliation of

Net Income Attributable to Mistras Group, Inc. to EBITDA and Adjusted EBITDA

(in thousands)

	Three months ended		Nine months ended
	February 28, 2013	February 29, 2012	February 28, 2013	February 29, 2012
EBITDA and Adjusted EBITDA data
Net income attributable to Mistras Group, Inc.	$2,751	$3,037	$16,195	$14,221
Interest expense	882	690	2,458	2,121
Provision for income taxes	1,349	1,548	9,749	8,672
Depreciation and amortization	7,192	5,765	19,693	15,989

EBITDA	12,174	11,040	48,095	41,003
Stock compensation expense	1,544	1,244	4,749	3,791
Acquisition-related expense, net	(1,212)	973	(1,006)	1,009
Loss on extinguishment of debt	—	113	—	113

Adjusted EBITDA	$12,506	$13,370	$51,838	$45,916

Mistras Group, Inc. and Subsidiaries

Unaudited Reconciliation of

Net Income Attributable to Mistras Group, Inc. (GAAP) to Adjusted Net Income and Adjusted Diluted Earnings Per Share (Non-GAAP)

(in thousands, except per share data)

	Three months ended		Nine months ended
	February 28, 2013	February 29, 2012	February 28, 2013	February 29, 2012
Adjusted net income
Net income attributable to Mistras Group, Inc. (GAAP)	$2,751	$3,037	$16,195	$14,221
Acquisition-related expense, net ($1.2 million benefit and $1.0 million expense, pre-tax, for the three months ended February 28, 2013 and February 28, 2012, respectively and $1.0 million benefit and $1.0 million expense, pretax, for the nine months ended February 28, 2013 and February 29, 2012, respectively)	(813)	647	(628)	626
Loss on extinguishment of long-term debt ($0.1 million, pre-tax, for each of the three and nine months ended February 29, 2012)	—	75	—	70

Adjusted net income (Non-GAAP)	$1,938	$3,759	$15,567	$14,917

Adjusted diluted earnings per share
Diluted earnings per common share (GAAP)	$0.09	$0.11	$0.56	$0.50
Acquisition-related expense/Loss on extinguishment of long-term debt	(0.02)	0.02	(0.02)	0.02

Adjusted diluted earnings per share (Non-GAAP)	$0.07	$0.13	$0.54	$0.52